POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each of CCB Financial Corporation, and the several undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints Ernest C. Roessler and W. Harold Parker, or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, (a) Registration Statements on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of CCB Financial Corporation, par value $5.00 per share, to be issued pursuant to the 1993 Nonstatutory Stock Option Plan and the 1993 Management Recognition Plan for Graham Savings Bank, Inc., SSB adopted by CCB Financial Corporation for the benefit of the directors and employees of certain of its subsidiary corporations and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statements"), (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and each of CCB Financial Corporation and said officers and directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as CCB Financial Corporation might or could do, and as each of said officers and directors might or could do personally in his or her capacity or capacities as aforesaid, and each of CCB Financial Corporation and said officers and directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

            IN WITNESS WHEREOF, CCB Financial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

                              CCB FINANCIAL CORPORATION
                              (Registrant)


                              By:/s/ Ernest C. Roessler
                                 Ernest C. Roessler


                              Date: May 11, 1994

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      Signature                     Title                        Date
/s/ Ernest C. Roessler            President and              May 11, 1994
Ernest C. Roessler                Director
                                  (Principal
                                  Executive
                                  Officer)

/s/ W. Harold Parker, Jr.         Senior Vice                May 11, 1994
W. Harold Parker, Jr.             President and
                                  Controller
                                  (Principal
                                  Financial and
                                  Accounting
                                  Officer)

/s/ W. L. Burns, Jr.              Chairman of the            May 11, 1994
W. L. Burns, Jr.                  Board

J. Harper Beall, III              Director                   ________, 1994

/s/ James B. Brame, Jr.           Director                   May 11, 1994
James B. Brame, Jr.

/s/ Timothy B. Burnett            Director                   May 11, 1994
Timothy B. Burnett

/s/ Arthur W. Clark               Director                   May 11, 1994
Arthur W. Clark

/s/ Kinsley van R. Dey            Director                   May 11, 1994
Kinsley van R. Dey

/s/ Frances Hill Fox              Director                   May 11, 1994
Frances Hill Fox

T. E. Haigler, Jr.                Director                   ________, 1994

/s/ George R. Herbert             Director                   May 11, 1994
George R. Herbert

Edward S. Holmes                  Director                   ________, 1994
Owen G. Kenan

Eugene J. McDonald                Director                   ________, 1994

Hamilton W. McKay, Jr., M.D.      Director                   ________, 1994

/s/ Eric B. Munson                Director                   May 11, 1994
Eric B. Munson

John B. Stedman                   Director                    ________, 1994

H. Allen Tate, Jr.                Director                    ________, 1994

/s/ Phail Wynn, Jr.               Director                    May 11, 1994
Dr. Phail Wynn, Jr.